EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WestPoint Stevens Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K, as amended by Form 10-K/A filed March 20, 1997) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                             /s/ ERNST & YOUNG LLP
                                             Ernst & Young LLP

Columbus, Georgia
August 15, 1997